As filed with the Securities and Exchange Commission on July 16, 2025

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO SECTION 12(b) OR (g) OF THE SECURITIES EXCHANGE ACT OF 1934

Direxion Shares ETF Trust

(Exact name of registrant as specified in its charter)

Delaware

(State of incorporation or organization)

See List Below

(I.R.S. Employer Identification Number)

535 Madison Avenue, 37th Floor

New York, NY 10022

(Address of registrant’s principal executive offices)

Title of each class of securities to be registered	Name of each exchange on which each class is to be registered
Shares of Beneficial Interest	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.	☑
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.	☐
Securities Act Registration file number to which this form relates: 333-150525
Securities to be registered pursuant to Section 12(g) of the Act: Not applicable.

Item 1. Description of Registrant’s Securities to be Registered.

A description of the shares of beneficial interest of the Direxion Daily F Bull 2X ETF, Direxion Daily F Bear 1X ETF, Direxion Daily SHOP Bull 2X ETF, Direxion Daily SHOP Bear 1X ETF, Direxion Daily LMT Bull 2X ETF, and the Direxion Daily LMT Bear 1X ETF, at no par value, each a series of the Direxion Shares ETF Trust (the “Trust”), registered hereunder is as set forth for the Funds in Post-Effective Amendment Nos. 428 and 434 under the Securities Act of 1933, as amended, and Amendment Nos. 430 and 436 under the Investment Company Act of 1940, as amended, to the Trust’s Registration Statement on Form N-1A (Commission File Nos. 333-150525; 811-22201), which descriptions are incorporated herein by reference, as filed with the Securities and Exchange Commission on February 10, 2025 and June 12, 2025, respectively, as last supplemented.

The Trust currently consists of 205 separate series. The Funds’ I.R.S. Employer Identification Numbers are as follows:

Title of Class of Securities to be Registered	IRS Employer ID Number
Direxion Daily F Bull 2X ETF	39-2300715
Direxion Daily F Bear 1X ETF	39-2310786
Direxion Daily SHOP Bull 2X ETF	39-2338850
Direxion Daily SHOP Bear 1X ETF	39-2365764
Direxion Daily LMT Bull 2X ETF	39-2815112
Direxion Daily LMT Bear 1X ETF	39-2842068

Item 2. Exhibits.

1.

The Trust’s Certificate of Trust is included as Exhibit (a)(i) to the Trust’s initial Registration Statement on Form N-1A (File Nos. 333-150525; 811-22201), as filed with the Securities and Exchange Commission on April 30, 2008 (Accession Number: 0000898432-08-000403).

2.

The Trust’s Trust Instrument is included as Exhibit (a)(ii) to Pre-Effective Amendment No. 1 to the Trust’s Registration Statement on Form N-1A (File Nos. 333-150525; 811-22201), as filed with the Securities and Exchange Commission on August 20, 2008 (Accession Number: 0000898432-08-000845).

3.

The Trust’s Amended and Restated By-Laws are included as Exhibit (b) to Post-Effective Amendment No. 239 to the Trust’s Registration Statement on Form N-1A (File Nos. 333-150525; 811-22201), as filed with the Securities and Exchange Commission on February 26, 2019 (Accession Number: 0001193125-19-052231).

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Direxion Shares ETF Trust
July 16, 2025
/s/ Patrick Rudnick
Patrick Rudnick Principal Executive Officer